                                                                      EXHIBIT 21

                        Subsidiaries of the Registrant

            Name                                  Jurisdiction of Organization/Incorporation
            ----                                  ------------------------------------------
Giga Information Group Investment Corporation                       Massachusetts

Giga Information Group Ltd.                                         England

BIS Shrapnel PTY Limited                                            Australia

Giga Information Group GmbH                                         Germany

Giga Information Group Italy SRL                                    Italy

Giga Information Group S.A.R.L.                                     France